Schedule 14A Information required in proxy statement
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Section 240.149-11(c) or Section 240.14a-12

                           Greg Manning Auctions, Inc.
--------------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

          Payment of Filing Fee (Check appropriate box):

[X]  $125 per Exchange Act Rule 20a-1(c)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(j) (3) [ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------

(4)   Proposed maximum value of transaction

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

___  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid.

--------------------------------------------------------------------------------

2.   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3.   Filing Party:

--------------------------------------------------------------------------------

4.   Date Filed:

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




                           GREG MANNING AUCTIONS, INC.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006


                                October 28, 1996




To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Greg Manning Auctions, Inc. (the "Company"), which will be held at the Company's offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, on Wednesday, December 11, 1996, at 10:00 A.M., Eastern Standard Time.

     The Notice of Annual Meeting and Proxy Statement covering the formal business to be conducted at the Annual Meeting follow this letter.

     We hope you will attend the Annual Meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

                                            Sincerely yours,





                                            ROBERT J. GESSO
                                            Secretary and Corporate Controller

                           GREG MANNING AUCTIONS, INC.
                               775 PASSAIC AVENUE
                         WEST CALDWELL, NEW JERSEY 07006
                                 (201) 882-0004



                      ------------------------------------


                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 11, 1996

                      ------------------------------------



     The Annual Meeting of Shareholders of Greg Manning Auctions, Inc. (the "Company") will be held at the Company's offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, at 10:00 A.M., Eastern Standard Time, on Wednesday, December 11, 1996, for the following purposes:

1. To elect one director to serve for a term of three years and until his successor has been duly elected and qualified.

2. To ratify the appointment of Amper, Politziner & Mattia as the Company's independent public accountants for the Company's fiscal year ending June 30, 1997.

3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

     Shareholders of record at the close of business on October 25, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy in the reply envelope provided which requires no postage if mailed in the United States. Shareholders attending the Annual Meeting may vote in person even if they have returned a proxy. By promptly returning your proxy, you will greatly assist us in preparing for the Annual Meeting.

                       By Order of the Board of Directors



                       ROBERT J. GESSO
                       Secretary and Corporate Controller



West Caldwell, New Jersey
October 28, 1996

                           GREG MANNING AUCTIONS, INC.



                               PROXY STATEMENT FOR
                       1996 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 11, 1996

     This Proxy Statement and the enclosed form of proxy are being furnished, commencing on or about October 28, 1996, in connection with the solicitation of proxies in the enclosed form by the Board of Directors of Greg Manning Auctions, Inc., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders ("Shareholders") of the Company (the "Annual Meeting") to be held at the Company's offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, at 10 A.M., on Wednesday, December 11, 1996, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

     The annual report of the Company, containing financial statements of the Company as of June 30, 1996, and for the year then ended, and other information concerning the Company is included with this proxy statement. The principal executive offices of the Company are located at 775 Passaic Avenue, West Caldwell, New Jersey 07006.

     A list of the Shareholders entitled to vote at the Annual Meeting will be available for examination by Shareholders during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 775 Passaic Avenue, West Caldwell, New Jersey 07006. A Shareholder list will also be available for examination at the Annual Meeting.

     If you are unable to attend the Annual Meeting, you may vote by proxy on any matter to come before that meeting. The enclosed proxy is being solicited by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted (i) FOR the election of the nominee named below under the caption "Election of Directors," (ii) FOR the ratification of the appointment of Amper, Politziner & Mattia ("APM") as independent public accountants for the Company's fiscal year ending June 30, 1997, and (iii) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. Attendance in person at the Annual Meeting will not of itself revoke a proxy; however, any Shareholder who does attend the Annual Meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by submitting a properly executed proxy with a later date or by sending a written notice of revocation to the Secretary of the Company at the Company's principal executive offices.

     The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Abstentions and Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

     The election of each nominee for director requires a plurality of votes cast. The affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock present in person or by proxy and voting thereon is required for the approval of the appointment of the independent public accountants. In all cases abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. The Company has appointed an inspector who shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     Only Shareholders of record at the close of business on October 25, 1996 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement thereof. As of the close of business on October 28, 1996, there were 4,419,997 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting and any adjournment or postponement thereof, with no cumulative voting.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Company's Restated Certificate of Incorporation provides that the members of the Company's Board of Directors be divided into three classes, as nearly equal in size as possible, with the term of office of one class expiring each year. Accordingly, only those directors of a single class can be changed in any one year and it would take elections in three consecutive years to change the entire Board. At the upcoming annual meeting, one director will be elected to serve a three-year term (until the third succeeding annual meeting, in 1999) and until his successor is duly elected and qualified. Unless authority to vote for the election of directors is withheld, the enclosed proxy will be voted FOR the election of the nominee named below.

     William T. Tullly, Jr., who is presently a director of the Company, has been nominated by the Board of Directors for re-election to the Board, to serve until the third succeeding annual meeting, in 1999, and until his successor is duly elected and qualified. No other nominations were submitted. There are two vacancies in the class of directors whose term is currently expiring.

     William J. Dolan and Scott S. Rosenblum have been elected to serve until the 1997 annual meeting of shareholders. There is one vacancy in the class of directors whose terms expires in 1997.

     Greg Manning has been elected to serve until the 1998 annual meeting of Shareholders. There are two vacancies in the class of directors whose terms expire in 1998.

     Although a number of Director vacancies currently exist, the Board has determined that it is in the Company's best interest for no additional Directors to be nominated at this time other than the nominee set forth below in order to give the Board of Directors flexibility to appoint additional directors if the need arises. Accordingly, proxies may not be voted for a greater number of persons than the number of nominees named. The Company's Restated Certificate of Incorporation also provides that directors may be removed only for cause and that any such removal must be approved by the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. While the Company believes that the foregoing provisions of the Company's Restated Certificate of Incorporation are in the best interests of the Company and its Shareholders, such requirements may have the effect of protecting management against outside interests and in retaining its position.

INFORMATION CONCERNING DIRECTORS AND OFFICERS

     Background information with respect to the nominee for election, and certain information regarding such nominee, including his principal occupation and business experience for at least the past five years, and the directors whose terms of office will continue after the upcoming annual meeting, appears below. See "Security

Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of common stock.

NOMINEES TO SERVE UNTIL 1999:

     WILLIAM T. TULLY, age 50, has been Executive Vice President of the Company since September 20, 1993 and a director of the Company since June 5, 1995, when he was appointed to fill the vacancy created by the resignation of Michael Haynes in the class of directors whose terms expire in 1996. Mr. Tully has served as Chief Operating Officer of the Company from August 12, 1993 to August 14, 1994 and from March 6, 1995 to present. From the Company's inception in 1981 until August 14, 1994, Mr. Tully was Secretary and Treasurer of the Company. Mr. Tully had served since December 8, 1992 as a director in the class whose terms expire in 1996, until his resignation on August 14, 1994. Mr. Tully served as Senior Vice President of the Company from its inception in 1981 to September 20, 1993. Mr. Tully has been Executive Vice President of CRM from September 20, 1993, and has served CRM in other management capacities since 1974.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

DIRECTORS WHOSE TERMS EXPIRE IN 1997:

     WILLIAM J. DOLAN, age 48, has been a director of the Company since December 8, 1992. Mr. Dolan has been President of Dolan/Wohlers, a printing company which he co-founded, since 1973.

     SCOTT S. ROSENBLUM, age 47, has been a director of the Company since December 8, 1992. Mr. Rosenblum has been a partner since 1991 in the law firm of Kramer, Levin, Naftalis & Frankel and has served as Managing Partner of that firm since March 1994. Mr. Rosenblum received his J.D. degree from the University of Pennsylvania.


DIRECTORS WHOSE TERMS EXPIRE IN 1998:

     GREG MANNING, age 50, has been Chairman of the Board of the Company since its inception in 1981 and Chief Executive Officer since December 8, 1992. Mr. Manning has served as President of the Company from 1981 until August 12, 1993 and from March 8, 1995 to the present. Mr. Manning also has been Chairman of the Board and President of CRM since its inception, which he founded as "Greg
Manning Company, Inc." in 1961. Mr. Manning is currently on the Board of Directors of the State Bank of South Orange, New Jersey and is Chairman of the bank's audit committee and member of the bank's executive committee

     Of the Company's current directors, only Messrs. Dolan and Rosenblum might qualify as disinterested directors with respect to any transaction between the Company and CRM. The Company has agreed, for a period of five years from the completion of its initial public offering in May 1993, that J.W. Charles Securities, Inc. and Corporate Securities Group (collectively, the "Underwriters") may designate a nominee to the Board of Directors, reasonably acceptable to the Company, or have a representative attend all Board meetings. CRM and Messrs. Manning, Tully, Dolan, Graham and Rosenblum each have previously agreed with the Underwriters to vote any shares of Common Stock that they own or beneficially own for the election of such nominee. It is expected that any such nominee by the Underwriters would qualify as disinterested with respect to transactions between the Company and CRM.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1996, there were three meetings of the Board of Directors of the Company. No director attended fewer than 75% of the meetings of the Board of Directors. There are no audit, nominating or compensation committees of the Board of Directors.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                             AGE         POSITION

Greg Manning                     50          Chairman of the Board, Chief
                                                Executive Officer and President

William T. Tully, Jr.            50          Executive Vice President and
                                                Chief Operating Officer

David C. Graham                  56          Senior Vice President

Daniel M Kaplan                  51          Chief Financial Officer and
                                                Vice-President

Robert J. Gesso                  44          Secretary and Corporate Controller

     See "Election of Directors" for information relating to Messrs. Manning and Tully.

     DAVID C. GRAHAM, age 56, has been a Senior Vice President of the Company since August 1990 and has been Senior Vice President of CRM since August 1990. Mr. Graham has served the Company and CRM in various capacities since September 1978. Mr. Graham has been a licensed auctioneer since 1965. Prior to joining the Company, Mr. Graham was employed by H.R. Harmer, a public auction house, from 1955 to 1977.

     ROBERT J. GESSO, age 44, has been Secretary of the Company since August 4, 1994. Mr. Gesso was the secretary, treasurer and controller of Y & S Candies, Inc. from 1985 to 1994. Mr. Gesso holds a masters degree in finance from New York University and a bachelors degree in accounting from Seton Hall University.

     DANIEL M. KAPLAN, age 51, has served as Chief Financial Officer of the Company since October 18, 1995 and as a Vice President since October 31, 1995. Mr. Kaplan served as controller of Horowitz Rae Book Manufacturers, Inc. from 1994 to 1995, as controller of Apex One, Inc. during 1993 and as a private management consultant from 1991 to 1993.

     There are no family relationships among any of the directors or executive officers of the Company.

ADVISORY COMMITTEE

     The Company has an advisory committee (the "Advisory Committee") that includes prominent collectors and other individuals involved in the philatelic and collectibles business, with whom Mr. Manning has developed relationships over the years. The members of the Advisory Committee individually meet from time to time with the Company's Chairman and Chief Executive Officer to discuss current trends or developments in the collectibles market. Members of the Advisory Committee receive no compensation for their services, and their availability is subject to their personal schedules and other time commitments. The Company reimburses members for their reasonable out-of-pocket expenses in serving on the Advisory Committee.

     The Company believes that the members of the Advisory Committee have no fiduciary or other duties, obligations or responsibilities to the Company or its Shareholders, and they will not acquire any such duty, obligation or responsibility as a result of any meeting or consultation they may have with management of the Company. Each member of the Advisory Committee has entered into an agreement with the Company which, among other things, confirms that the member has no such duty, obligation or responsibility, but also commits the member to keep confidential and not disclose (or in any manner use for personal benefit or attempt to profit from) any non-public information relating to the Company that the member receives in such capacity, except to the extent that disclosure is required by applicable law or legal process or to the extent the information becomes public other than as a result of a breach of any member's confidentiality agreement. The members serve at will and may resign, or be asked to discontinue their services, at any time.

     The  members  of  the  current  Advisory   Committee  and  their  principal
occupations are as follows:

     ANTHONY L. BONGIOVANNI, JR., age 37, is President of Micro Strategies, Incorporation, a leading developer and supplier of microcomputer based business applications throughout the New York, New Jersey and Pennsylvania areas, which he founded in 1983. Mr. Bongiovanni has a B.S. in mechanical engineering from Rensellaer Polytechnical Institute.

     SIR RONALD BRIERLEY, age 59, is Founder/President of Brierley Investments, Limited, a publicly held New Zealand investment company. Sir Ronald is also Chairman of GPG P/C, an investment company based in London, England. Sir Ronald serves on the boards of Advance Bank, Australia, Ltd., Adriadne Australia Ltd., Australia Oil & Gas Corporation, Ltd., and the Australian Gaslight Company, and he is also a trustee of Sydney Cricket and Sports Ground Trust. Sir Ronald has had a life-long interest in stamps, beginning as a schoolboy, when he formed Kiwi Stamp Company and acquired a dealer's certificate from the New Zealand Stamp Dealers Federation. Sir Ronald has been selling and collecting stamps since that time.

     ROBERT G. DRISCOLL, age 64, has been Chief Executive Officer (since 1981) of Barrett & Worthen, Inc. and the Brookman Stamp Company of Bedford, New Hampshire, both of which are engaged in the business of buying and selling stamps. Mr. Driscoll served as Vice President of H.E. Harris Company, a subsidiary of General Mills from 1978 to 1981, after having founded R&R Stamp Company in 1958 and serving as its President until it was sold in 1978 to General Mills. Mr. Driscoll is a past President of the American Stamp Dealers Association (from 1977 to 1978) and is a lifetime member of the American First Day Cover Society. He has been a member of the American Philatelic Society for over 45 years.

     HERMAN HERST, JR., age 87, is recognized as the most prolific philatelic author in the world, and has written numerous articles on philately and has authored several stamp related books, including NASSAU STREET. Mr. Herst was President of Hennan Herst Jr. Auctions Inc., a public auction house (from 1934 to 1972) and conducted a private retail stamp business as a sole proprietorship. He was also an active philatelic auctioneer for many years, until his semi-retirement in 1981. He is a former President of the Society of Philatelic Americans and served two terms on the Board of Directors of the American Stamp Dealers Association. Among his many accomplishments, Mr. Herst received the John Luff Award from the American Philatelic Society, the merit award from the Society of Philatelic Americans and the Collectors Club of New York's award for Service to Philately. He is currently a senior member of the American Society of Appraisers, an honorary life member of the Philatelic Traders' Society of London and an honorary life member of the American Stamp Dealers Association, a life member of the Philatelic Traders' Society of London and an honorary life member of the Writers Unit of the American Philatelic Society. He is also the only American stamp dealer to have ever served on the council of the Philatelic Traders' Society of London.

     HERBERT LATUCHIE, age 77, is President of House of Collectors, a retail collectibles business, as well as President of Herb LaTuchie Auctions, a public auction house of stamps. He was Chairman of the Board and Chief Executive Officer (from 1954 to 1986) of Modern Builders Supply Company, Inc. and Modern Manufacturing, Inc., the latter of which is one of the ten leading distributors of building products in the United States. Mr. LaTuchie has been a life-long collector of rare stamps, and he also collects sheet music and other paper collectibles.

     JOSEPH LEVY, JR., age 70, is president of Levy Venture Management, a real estate rental development group involved in automotive retailing real estate in three states. He is also a real estate developer of several properties located in Illinois. Prior to joining Levy Venture Management, Mr. Levy was President of Walton

Chrysler-Plymouth (from 1953 to 1960), a car dealership in Chicago, Illinois, and of Carol Buick (from 1961 to 1984), a car dealership in Evanston, Illinois. He serves as a director of the Evanston Historical Society. He is also a trustee of Evanston Hospital and the Culver Educational Foundation, a life trustee of the Evanston Historical Society and the Levy Senior Centers, and a member of the Community Advisory Board of N.B.D. Bank. Mr. Levy is a collector of stamps, coins, watches and other collectibles.

     HECTOR D. WILTSHIRE, age 54, is President and CEO of Wiltshire Technologies, Inc., a high technology venture capital and consulting group, and is an experienced collector of rare stamps. Mr. Wiltshire is a member of the Association of Certified and Corporate Accountants (A.C.C.A) and the British Computer Society (M.B.C.S.). Mr. Wiltshire holds degrees in Executive Business Administration and marketing.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services in all capacities for the fiscal years ended June 30, 1996, June 30, 1995 and June 30, 1994 of those persons who were, during all or part of the fiscal year ended June 30, 1996, the chief executive officer and the three executive officers of the Company or its wholly owned subsidiary who received compensation in excess of $100,000 in fiscal year ended June 30, 1996.



                                                                                               Long Term Compensation
                                       ANNUAL COMPENSATION
                                                 Awards                 Payouts
                                                                         Other         Restricted
    Name and Principal                                                   Annual           Stock        Options/       LTIP
         Position              Year       Salary         Bonus        Compensation       Awards        SARs(4)       Payouts
Greg Manning,                1996      $175,000       54,758(1)        $26,650(2)         None       None             None
Chairman of the Board,       1995      $150,000       0(1)                 (3)            None       None             None
Chief Executive Officer and  1994      $100,496       $5,777(1)            (3)            None       None             None
President

William T. Tully,            1996      $129,769       $17,379(1)           (3)            None       None              None
Chief Operating Officer and  1995      $114,223       0(1)                 (3)            None       50,000            None
Executive Vice President     1994      $105,419       $3,468(1)            (3)            None       None              None






(1) Employment agreements with Messrs. Manning and Tully provide for an annual bonus equal (i) in the case of Mr. Manning, for fiscal years 1994 and 1995, 8.33% of the pre-tax net income of the Company in excess of $700,000 and 10% of such pre-tax net income in excess of $1,000,000; and for fiscal 1996, 10% of pre-tax net income between $500,000 and $2,000,000; and (ii) in the case of Mr. Tully, for fiscal years 1994, 1995 and 1996, 5% of pre-tax income of the Company in excess of $700,000, in each case subject to certain limitations. See "Executive Compensation -- Employment Agreements and Insurance."

(2)  Represents (a) a non-accountable  expense  allowance equal to $25,000,  and
     (b) the value of the use of certain automobiles.

(3) The Company has concluded that the aggregate amount of perquisites and other personal benefits, if any, paid did not exceed the lesser of 10% of such officer's total annual salary and bonus for such years or $50,000; such amounts are not included in the table.

(4) Each option represents a right to receive one share of the Company's Common Stock.

         The Company has no long-term incentive plan.

OPTION GRANTS TABLE FOR FISCAL 1996

     No stock option grants were made during the fiscal year ended June 30, 1996 under the 1993 Stock Option Plan, as amended, of the Company (the "Stock Option Plan") to the executive officers named in the Summary Compensation table. The Company has not granted any stock appreciation rights.


AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

     The following table sets forth information regarding the exercise of stock options during the last fiscal year by the executives named in the Summary Compensation Table and the fiscal year-end value of unexercised options.


                                                                                                         Value of
                                                                                Number of               Unexercised
                                  Shares Acquired                              Unexercised             In-the-Money
                                    ON EXERCISE             Value               Options at              Options at
            NAME                                          REALIZED            JUNE 30, 1996            JUNE 30,1996
======================================================================================================================
Greg Manning                           None                  N/A             100,000 (25,000                 0
                                                                              unexercisable)
William T. Tully, Jr.                  None                  N/A                 100,000                $56,250(1)
                                                                          (12,500 unexercisable)
======================================================================================================================

(1) Based on a closing sale price per share of $3.125 on June 30, 1996, as reported by NASDAQ.

COMPENSATION OF DIRECTORS

     The Company currently reimburses each director for expenses incurred in connection with his attendance at each meeting of the Board of Directors or a committee on which he serves.

EMPLOYMENT AGREEMENTS AND INSURANCE

     The Company has entered into employment agreements with each of Messrs. Manning and Tully. The agreement (dated January 5, 1996 but effective June 30, 1995, the date his prior employment agreement terminated) with Mr. Manning provides for his services as President and Chief Executive Officer for a term ending June 30, 1997. The agreement provides, among other things, for a salary equal to $175,000 per annum and a bonus equal to 10% of the Company's audited pre-tax income between $500,000 and $2,000,000 (as calculated excluding the formula-based bonus payable to either of Messrs. Manning or Tully and subject to increase by the Board of Directors). Mr. Manning received from the Company a base salary of $175,000, $150,000 and $100,000 for fiscal years 1996, 1995 and
1994, respectively, and a bonus of $54,758,$0 and $2,968 for fiscal years 1996, 1995 and 1994, respectively. The bonus for the fiscal years 1995 and 1994 were based on 8.33% of the Company's audited pre-tax income above $700,000 (increasing to 10% of such pre-tax income above $1,000,000) in each such year, as calculated excluding the formula-based bonus payable to either of Messrs. Manning or Tully.

     On September 20, 1993 the Company amended Mr. Tully's employment agreement, extending the term to June 30, 1998 and increasing the base salary to $110,000 per year, with an annual increases equal to the increase in the Consumer Price Index plus 1.5%, plus a bonus based on 5% of the Company's audited pre-tax income above $700,000 in each such year, as calculated excluding the formula-based bonus payable to either of Messrs. Manning or Tully and subject to a maximum of $25,000, $40,000 and $50,000 for fiscal years 1994, 1995 and 1996, respectively. The limit to the cash bonuses for the fiscal years 1997 and 1998 is $50,000 for each year. Mr. Tully received a bonus of $3,468, $0 and $17,379 for fiscal years 1994, 1995 and 1996, respectively. Mr. Tully is also entitled to a vehicle for business use. On March 6, 1995, Mr. Tully assumed the duties of Chief

Operating Officer as well as Executive Vice President. Messrs. Manning and Tully are both eligible to participate in any employee benefit plan and fringe benefit programs, if any, as may be maintained by the Company for its employees generally from time to time.

     Each employment agreement also provides that in the event the agreement is terminated as a result of disability (as defined therein) or death, Mr. Manning and Mr. Tully will receive from the Company compensation equal to 66-2/3% of such executive's annual base salary and the executive's cash bonus for a period of 12 months.

     Messrs. Manning and Tully is each permitted to devote some working time to the business of CRM, so long as, in the judgment of a majority of the Company's disinterested directors, it does not interfere with his complete and faithful performance of his duties to the Company. The Company expects that substantially all of Messrs. Manning and Tully's time will be devoted to the Company.

     The Company currently maintains a $1,000,000 term life insurance policy on the life of Greg Manning with benefits payable to the Company.

     The Company offers basic health, major medical and life insurance to its employees. No retirement, pension or similar program has been adopted by the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation includes certain provisions permitted pursuant to the New York Business Corporation Law (the "NYBCL"), whereby officers and directors of the Company are to be indemnified against certain liabilities. The Restated Certificate of Incorporation also limits to the fullest extent permitted by the NYBCL a director's liability to the Company or its Shareholders for monetary damages for breach of any duty as a director, except for certain instances of bad faith, intentional misconduct, a knowing violation of any law or illegal personal gain. This provision of the Restated Certificate of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recission, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to persons known by the Company to own beneficially, as of October 28, 1996, 5% or more of the outstanding shares of its Common Stock:


                                                            Amount and Nature
             Name and Address of                              of Beneficial                           Percent
              Beneficial Owner                                  Ownership                         of Common Stock
=============================================  ============================================  =========================
Collectibles Realty Management, Inc.(1)                          1,375,000                             30.5%
775 Passaic Avenue
West Caldwell, NJ 07006
=============================================  ============================================  =========================


(1) Collectibles Realty Management, Inc. ("CRM") owns 1,300,000 shares of Common Stock of the Company. All the shares owned by CRM are owned beneficially by Greg Manning. On June 11, 1993, Mr. Manning was granted an option to purchase 100,000 shares of Common Stock pursuant to the Stock Option Plan, of which options to purchase 75,000 shares are currently exercisable and are included in the above table.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of October 28, 1996 by each director, each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group:


                                        Amount and Nature               Percent
      Name and Address of                 of Beneficial               of Common
        Beneficial Owner                  Ownership (1)               Stock (2)
================================================================================
Greg Manning (3)                            1,300,000                     29.4%
775 Passaic Avenue
West Caldwell, NJ 07006

William J. Dolan (4)                          6,000                         *
5 Astro Place
Denville, NJ 07834

Scott S. Rosenblum (5)                        4,000                         *
919 Third Avenue
New York, NY 10022

William T. Tully, Jr. (6)                      400                          *
775 Passaic Avenue
West Caldwell, NJ 07006

All Executive Officers and                  1,310,400                     30.7%
Directors as a group,
including those named
above (8 persons) (7)
===============================================================================

*        Less than 1%.

(1) Except as otherwise indicated below, each named person has voting and investment power with respect to the securities owned by them.

(2)  Based on 4,419,997 shares outstanding.

(3) Greg Manning is the owner of all the outstanding shares of common stock of CRM. CRM owns 1,300,000 shares of the Company's Common Stock. Does not include options to purchase 100,000 shares (currently exercisable as to 75,000 shares) granted pursuant to the Stock Option Plan.

(4) Does not include (a) 6,000 shares of Common Stock issuable upon the exercise of Warrants owned by Mr. Dolan, or (b) an option to purchase 10,000 shares of Common Stock granted to Mr. Dolan pursuant to the Stock Option Plan, which is not currently exercisable.

(5) Does not include (a) 4,000 shares of Common Stock issuable upon the exercise of Warrants owned by Mr. Rosenblum, or (b) an option to purchase 10,000 shares of Common Stock granted to Mr. Rosenblum pursuant to the Stock Option Plan, which is not currently exercisable.

(6) The shares of Common Stock listed above are owned by members of Mr. Tully's immediate family. Does not include (i) an option to purchase 100,000 shares of Common Stock granted to Mr. Tully pursuant to the Stock Option Plan, currently exercisable as to 87,500 shares and (ii) 400 shares of Common Stock issuable upon the exercise of Warrants held directly by members of Mr. Tully's immediate family.

(7) Does not include (a) an option to purchase 22,500 shares of Common Stock granted pursuant to the Stock Option Plan to David Graham, a Senior Vice President of the Company, which option is currently exercisable as to 11,250 shares, or (b) an option to purchase 10,000 shares of Common Stock granted pursuant to the Stock Option Plan to Daniel M. Kaplan, Chief Financial Officer and a Vice President of the Company, which is not currently exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the completion of its initial public offering in May 1993, the Company operated as a wholly owned subsidiary of CRM. CRM owns 1,300,000 shares, or approximately 29.4%, of the total outstanding shares of the Company's Common Stock. CRM is wholly owned by Greg Manning, the founder, Chairman and Chief Executive Officer of the Company. CRM has historically been engaged in the business of acquiring collectibles (including collectibles of the type that are currently being sold by the Company) and selling them both through direct sales and through consignments for sale at auction.

     In the past, CRM was an important source of property consigned to the Company for sale at auction. Although CRM continues to provide the Company with property, the amounts in relation to the Company's overall business has been decreasing. For the year ended June 30, 1996, consignments by CRM accounted for $12,706, or less than 1% of the Company's aggregate sales, generating $3,177 in commission revenues, or less than 1% of aggregate revenues.

     Pursuant to an Inventory Acquisition and Non-Competition Agreement (the "CRM Inventory Agreement"), dated May 14, 1993, the Company was granted the right to accept on a consignment basis any or all collectibles in CRM's existing inventory on terms no less favorable to the Company than would be offered to unrelated third parties. The CRM Inventory Agreement provides that, with respect to all property from CRM's existing inventory that is accepted on consignment by the Company, the Company will receive from CRM a commission in the amount of 10% of the sales price (exclusive of any buyer's commission received by the Company); provided that the Company will receive no commission from CRM with respect to items valued at over $100,000 per lot (but will earn any commission or premium paid by the buyer). The inventory available for consignment to the Company pursuant to the CRM Inventory Agreement has been diminishing. The CRM Inventory Agreement also provides that CRM will not compete with the Company for the acquisition of collectibles from third parties that are suitable for acquisition by the Company from time to time for use in its business.

     Until May 29, 1995, the Company's headquarters, including its office and warehouse facilities, were located in approximately 5,500 square feet of space leased by CRM. On April 1, 1995, the Company entered into a direct lease with respect to an approximately 18,600 square foot building in West Caldwell, New Jersey, where its headquarters are now located.

     In addition, CRM has advanced funds to the Company from time to time. No such advances were made during the year ended June 30, 1996; however, subsequent to that date, the Company received advances from CRM of up to $600,000, all of which were repaid, together with interest at the rate of 8% per annum, by October 23, 1996.

     William Dolan, a director of the Company, lent the Company $300,000 for operating purposes, to be repaid from commissions relating to consignments in the Company's auctions held on December 31, 1994 and March 31, 1995. This loan, together with interest in the amount of $7,960, was paid in full in August 1995.

     Scott Rosenblum, a director of the Company, is a partner of the law firm Kramer, Levin, Naftalis & Frankel, which provides legal services to the Company.


           PROPOSAL 2 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Amper, Politziner & Mattia as the Company's independent public accountants for the fiscal year ending June 30, 1997.

     The Shareholders will be asked to ratify the appointment of Amper, Politziner & Mattia as independent public accountants of the Company for the fiscal year ending June 30, 1997. Ratification of the appointment requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote thereon. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF AMPER, POLITZINER & MATTIA.

     It is expected that a representative of Amper, Politziner & Mattia will be present at the Annual Meeting with the opportunity to make a statement if Amper, Politziner & Mattia desires to do so, and will be available to respond to appropriate questions.

     On October 31, 1995, the Company dismissed Price Waterhouse LLP (PW) as its independent auditors. Such dismissal was approved by the Company's Board of Directors. PW's report upon the Company's consolidated financial statements for its fiscal year ended June 30, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the fiscal year ended June 30, 1995 and through October 31, 1995: (i) there were no disagreements with PW, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference thereto in their report on the financial statements for such years; and (ii) there were no reportable events of the nature contemplated by Item 304(a)(1)(iv)(B) of Regulation S-B.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be considered as of the next Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Company's Secretary, at its offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, no later than June 27, 1997, in order to be included in the Company's proxy statement relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter that is to be presented to Shareholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                                OTHER INFORMATION

     Although it has entered into no formal agreements to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission or special letter by directors, officers and regular employees of the Company without additional compensation.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A SHAREHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

     IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY AT (201) 882-0004.

                                            Sincerely yours,



                                            ROBERT J. GESSO
                                            Secretary and Corporate Controller



West Caldwell, New Jersey
October 28, 1996